Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-100), on Form S-3 (No. 333-21625), on Form S-3 (No. 333-32345), on Form S-8 (No. 333-10255), on Form S-8 (No. 333-25639), and on Form S-8 (No. 333-43427) of Extended Stay America, Inc. of our report dated January 28, 2003, relating to the financial statements, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Spartanburg, South Carolina

February 27, 2003